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                                  Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Cardiac Science, Inc. on Form S-8 (File No. 333-70171) of our report dated February 17, 1999, which contains a paragraph regarding the Company's ability to continue as a going concern, on our audits of the consolidated financial statements of Cardiac Science, Inc. as of December 31, 1998 and for the years ended December 31, 1998 and 1997 which report is included in this Annual Report on Form 10-KSB.


PricewaterhouseCoopers LLP

Newport Beach, California
March 29, 1999